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                                                                    EXHIBIT 23.3



                        CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Kerr-McGee Corporation of our report dated February 26, 1999 appearing in Kerr-McGee Corporation's Current Report on Form 8-K/A and relating to the consolidated financial statements of Oryx Energy Company, which financial statements are not separately presented therein.


                                            PricewaterhouseCoopers LLP




Dallas, Texas
December 15, 1999